Exhibit 10.14

FORM OF EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of                , 2013, is entered into by and among Athlon Energy Inc., a Delaware corporation (the “Corporation”), and each of the Partners (as defined herein).

RECITALS

WHEREAS, the parties desire to provide for the exchange of limited partner interests (“Units”) in Athlon Holdings LP, a Delaware limited partnership (the “Partnership”), for shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” is defined in the Preamble of this Agreement.

“Board” means the board of directors of the Corporation.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Change of Control” means the occurrence of either of the following events:

(i)                                     the sale, lease or transfer (other than by way of merger or consolidation, including any merger or consolidation involving an Affiliate of the Corporation solely for the purpose of reorganizing the Corporation in another jurisdiction to realize tax or other benefits), in one or a series of related transactions, of all or substantially all the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(ii)                                  the Corporation becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or

Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of Beneficial Ownership, of more than 50% of the total capital stock of the Corporation that is entitled to vote in the election of the Board.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” is defined in the Recitals to this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the Preamble of this Agreement.

“Delaware Arbitration Act” is defined in Section 4.8(d) of this Agreement.

“Exchange” is defined in Section 2.1(a) of this Agreement, and “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the number of shares of Common Stock for which a Unit is entitled to be Exchanged.  On the date of this Agreement, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“IPO” means the initial public offering of Common Stock by the Corporation.

“LP Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated on or about the date hereof, as such agreement may be amended from time to time.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Corporation or any direct or indirect parent of the Corporation, as the case may be, on the date hereof together with (1) any new directors whose election by the Board or whose nomination for election by the equity holders of the Corporation or any direct or indirect parent of the Corporation, as applicable, was approved by a vote of a majority of the directors of the Corporation or any direct or indirect parent of the Corporation, as applicable, then still in office who are directors on the date hereof or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Corporation or any direct or indirect parent of the Corporation, as applicable, hired at a time when the directors on the date hereof together with the directors so approved constituted a majority of the directors of the Corporation or any direct or indirect parent of the Corporation, as applicable.

“Partners” means the parties hereto, other than the Corporation, and each other Person who from time to time executes a Joinder Agreement in the form attached hereto as Exhibit B.

“Partnership” is defined in the Recitals to this Agreement.

“Permitted Holders” means, at any time, each of

(i)                                     Apollo Investment Fund VII, L.P. and its parallel funds (the “Apollo Funds”), Apollo Global Management, LLC and any of their respective Affiliates other than any portfolio companies (collectively, the “Equity Investor”) and any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Equity Investor; provided that the Equity Investor (x) owns a majority of the voting power and (y) controls a majority of the Board,

(ii)                                  the Management Group,

(iii)                               any Person that has no material assets other than the capital stock of the Corporation and, directly or indirectly, holds or acquires 100% of the capital stock of the Corporation that is entitled to vote in the election of the Board, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the capital stock of such Person that is entitled to vote in the election of the board of directors of such Person and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire Beneficial Ownership of the total capital stock of the Corporation that is entitled to vote in the election of the Board (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) Beneficially Owns more than 50% on a fully diluted basis of the total capital stock of the Corporation that is entitled to vote in the election of the Board held by the Permitted Holder Group.

“Permitted Transferee” has the meaning given to such term in Section 4.1 of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests of such Person or the sole general partner interest or managing member or similar interest of such Person.

“Takeover Laws” is defined in Section 3.1 of this Agreement.

“Units” is defined in the Recitals to this Agreement.

“Unitholder” is a Partner or Permitted Transferee who holds a Unit.

ARTICLE II

Section 2.1                                    Exchange of Units for Common Stock.

(a)                                 (i) Subject to Section 2.1(a)(ii) hereof, from and after the first anniversary of the IPO, each Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to transfer Units to the Corporation in exchange for the delivery by the Corporation of a number of shares of Common Stock that is equal to the product of the number of Units transferred multiplied by the Exchange Rate (such exchange, an “Exchange”).

(ii)                                  Notwithstanding anything to the contrary herein, upon the occurrence of a Change in Control, each Unitholder shall be entitled, upon the terms and subject to the conditions hereof, to elect to Exchange Units for shares of Common Stock; provided, that any such Exchange pursuant to this sentence shall be effective immediately prior to the consummation of the Change in Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated); and provided further, that any such election pursuant to this Section 2.1(a)(ii) may be withdrawn by the Unitholder who submitted such election by providing written notice to the Corporation not less than four business days prior to the consummation of the Change in Control.

(b)                                 A Unitholder shall exercise the right to Exchange Units as set forth in Section 2.1(a) above by delivering to the Corporation a written election of exchange in respect of the Units to be Exchanged substantially in the form of Exhibit A hereto, duly executed by such Unitholder or such Unitholder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of the Corporation.  Subject to Section 2.1(a)(ii), as promptly as practicable following the delivery of such a written election of Exchange, and in any event within three Business Days, the Corporation shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Common Stock or, if there is no then-acting registrar and transfer agent of the Common Stock, at the principal executive offices of the Corporation, the number of shares of Common Stock deliverable upon such Exchange, registered in the name of the relevant Exchanging Unitholder.  To the extent the Common Stock is settled through the facilities of The Depository Trust Company, the Corporation will, subject to Section 2.1(c) below, upon the written instruction of an Exchanging Unitholder, use its reasonable best efforts to deliver the shares of Common Stock deliverable to such Exchanging Unitholder through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Exchanging Unitholder.

(c)                                  The Corporation and each Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Common Stock are to be delivered in a name other than that of the Unitholder that requested the Exchange, then such Unitholder and/or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

(d)                                 The Corporation covenants and agrees that, prior to taking or causing to be taken any action that would cause interests in the Partnership to not meet the requirements of Treasury Regulation section 1.7704-1(h), including, without limitation, issuing any Units in a transaction required to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, it will provide at least 15 Business Days advance written notice describing the proposed action in reasonable detail to the Unitholders and provide each Unitholder with the opportunity to effect an Exchange of all such Unitholder’s Units in accordance with the terms of this Agreement; provided, however, that in no event will the Corporation take or cause to be taken any action that would cause interests in Partnership to not meet the requirements of Treasury Regulation section 1.7704-1(h) prior to the first anniversary of the IPO.  Provided that the notice and opportunity to Exchange contemplated by the previous sentence has been provided the Unitholders, then, notwithstanding anything to the contrary herein, if the Board, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Partnership do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Corporation may impose such restrictions on Exchange as the Corporation may reasonably determine to be necessary or advisable so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code.

(e)                                  For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Unitholder shall not be entitled to Exchange Units to the extent the Corporation reasonably determines in good faith that such Exchange (i) would be prohibited by law or regulation or (ii) would not be permitted under any other agreement with the Corporation or its Subsidiaries to which such Unitholder is then subject or any written policies of the Corporation relating to insider trading then applicable to such Unitholder.  For avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available.

Section 2.2                                    Adjustment.  The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Units that is not accompanied by an identical subdivision or combination of the Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Common Stock that is not accompanied by an identical subdivision or combination of the Units.  If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.  For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Common Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.  This Agreement shall apply to the Units held by the Unitholders and their Permitted Transferees as of the date hereof, as well as any Units hereafter acquired by a Unitholder and his or her or its Permitted Transferees.  This Agreement shall apply to, mutatis mutandis, and all references to “Units” shall be deemed to include, any security, securities or other property of the Partnership which may be issued in respect of, in exchange for, or in substitution of Units by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Section 2.3                                    Common Stock to be Issued.

(a)                                 The Corporation covenants and agrees to deliver shares of Common Stock that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Unitholder requesting such Exchange, the Corporation shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements.  The Corporation shall use its reasonable best efforts to list the Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the Common Stock may be listed or traded at the time of such delivery.  Nothing contained herein shall be construed to preclude the Corporation or Partnership from satisfying their obligations in respect of the Exchange by delivery of shares of Common Stock which are held in the treasury of the Corporation or the Partnership or any of their Subsidiaries.

(b)                                 The Corporation shall at all times reserve and keep available such number of shares of Common Stock, out of its authorized but unissued Common Stock, and solely for the purpose of issuance upon an Exchange, as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Common Stock (which may or may not be held in the treasury of the Corporation, the Partnership or any Subsidiary thereof).

(c)                                  Prior to the date of this Agreement, the Corporation has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(d)                                 If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to the this Agreement or any of the transactions contemplated hereby, the Corporation shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(e)                                  The Corporation covenants that all Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

ARTICLE III

Section 3.1                                    Representations and Warranties of the Corporation.  The Corporation represents and warrants that (i) it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the

Common Stock) have been duly authorized by all necessary corporate action on the part of the Corporation, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Board’s power and authority and, to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of “anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not: (A) result in a violation of the Amended and Restated Certificate of Incorporation of the Corporation or the Amended and Restated Bylaws of the Corporation, in each case as the same may be amended after the date of this Agreement; or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Corporation is a party; or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or by which any property or asset of the Corporation is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on the Corporation or its business, financial condition or results of operations.

Section 3.2                                    Representations and Warranties of each Unitholder.  Each Unitholder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such Unitholder and the consummation by such Unitholder of the transactions contemplated hereby will not: (A) if it is not a natural person, result in a violation of the Certificate of Incorporation and Bylaws or other organizational documents of such Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Unitholder of this Agreement.

ARTICLE IV

Section 4.1                                    Additional Unitholders.  To the extent a Unitholder validly transfers any or all of such holder’s Units to another Person in a transaction in accordance with, and not in contravention of, the LP Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Unitholder hereunder.  To the extent the Partnership issues Units in the future, then the holder of such Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Unitholder hereunder.

Section 4.2                                    Addresses and Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by facsimile, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.2):

(a)                                 If to the Corporation, to:

420 Throckmorton Street,

Suite 1200

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Facsimile: (817) 984-8217

with a copy (which shall not constitute notice to the Corporation) to:

Latham &Watkins LLP

811 Main Street

Suite 3700

Houston, Texas 77002

Attention: Sean T. Wheeler

Facsimile: (713) 546-5401

Section 4.3                                    If to any Unitholder, to the address and other contact information set forth in the records of the Partnership from time to time.

Section 4.4                                    Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 4.5                                    Entire Agreement; No Third Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.6                                    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 4.7                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.7.  Amendment.  The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of: (i) the Corporation; and (ii) Unitholders holding at least two thirds of the then outstanding Units (excluding Units held by the Corporation).

Section 4.8                                    Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 4.9                                    Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to, or in connection with the validity, negotiation, execution, interpretation, performance, or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Fort Worth, Texas in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce.  If the parties to the dispute fail to agree on the selection of an arbitrator within 30 calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.  Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)                                 Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto: (i) expressly consents to the application of paragraph (c) of this Section 4.8 to any such action or proceeding; and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c)                                  (i) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN FORT WORTH, TEXAS FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award.  The parties acknowledge that the for a designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another; and

(ii)                                  The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action, or proceeding brought in any court referred to in the preceding paragraph of this Section 4.8 and such parties agree not to plead or claim the same.

(d)                                 Notwithstanding any provision of this Agreement to the contrary, this Section 4.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”).  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 4.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 4.8.  In that case, this Section 4.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 4.8 shall be construed to omit such invalid or unenforceable provision.

Section 4.10                             Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 4.11                             Tax Treatment.  This Agreement shall be treated as part of the partnership agreement of the Partnership as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

Section 4.12                             Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.13                             Independent Nature of Unitholders’ Rights and Obligations.  The obligations of each Unitholder hereunder are several and not joint with the obligations of any other Unitholder, and no  Unitholder shall be responsible in any way for the performance of the obligations of any other Unitholder under hereunder.  The decision of each Unitholder to enter into to this Agreement has been made by such Unitholder independently of any other Unitholder.  Nothing contained herein, and no action taken by any Unitholder pursuant hereto, shall be deemed to constitute the Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation and each Partner have duly executed this Agreement as of the date first written above.

ATHLON ENERGY INC.

By:
Name:
Title:

PARTNERS

Robert C. Reeves

Nelson K. Treadway

William B. D. Butler

Bud W. Holmes

Jennifer L. Palko

David B. McClelland

James R. Plemons

Melvyn E. Foster, Jr.

Exchange Agreement Signature Page

IN WITNESS WHEREOF, the Corporation and each Partner have duly executed this Agreement as of the date first written above.

PARTNERS

Matt Cashion

Janis F. Gould

Juan Coronado

Sharon Braddy

John Souders

Sheryl Turner

Lauryl Ellis

Robert Lange

Dallas Rysavy

J.W. Reddin

Dustin Cummings

Exchange Agreement Signature Page

IN WITNESS WHEREOF, the Corporation and each Partner have duly executed this Agreement as of the date first written above.

PARTNERS

Margie Pellerin

Joey Bernard

Ian Bowersock

Cristan C. Erdelac

Exchange Agreement Signature Page